EXHIBIT NUMBER 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 22, 1999 (relating to the financial statements of Orion Consulting, Inc. as of December 31, 1998 and for the year then ended), included in the current report on Form (8-K) (No. 000-28840) of IMRglobal Corp. and to all references to our Firm included in this registration statement.

                                                    /S/ ARTHUR ANDERSEN LLP
                                                    -----------------------
                                                    ARTHUR ANDERSEN LLP

Cleveland, Ohio
November 29, 1999